May 19, 2025	News Release 25-06

Dakota Gold Announces Leadership Changes
and Board Additions

LEAD, SOUTH DAKOTA - Dakota Gold Corp. (NYSE American: DC) ("Dakota Gold" or the "Company") is pleased to announce changes to its senior leadership team and Board of Directors. Jack Henris will be appointed President and Chief Operating Officer (COO) of Dakota Gold effective June 1, 2025 upon the retirement of Gerald Aberle, our current COO. Mr. Aberle will continue to serve on the Board of Directors. Todd Kenner and Kevin Puil were appointed to the Board of Directors effective May 15, 2025 and Amy Koenig will resign from the Board of Directors on May 31, 2025 and assume the role of Senior Vice President, Chief Legal Officer and Corporate Secretary for Dakota Gold effective June 1, 2025.

As Dakota Gold advances its Richmond Hill Heap Leach Gold Project ("Richmond Hill" or "Project") to production, the Company continues to enhance its leadership team and board composition to provide the requisite skillsets as it transitions from an exploration to development and production enterprise. As detailed in the bios below, Jack Henris has extensive operational experience in heap leach and underground operations as well as managing projects through permitting cycles. Todd Kenner is the former CEO of RESPEC, a South Dakota based engineering firm and brings his experience across a varied platform of engineering projects. Kevin Puil is a Texas-based fund manager and has the requisite capital markets experience in resource investments. Amy Koenig has extensive local and public market experience from her previous role as in-house legal counsel for Black Hills Corporation, a NYSE listed company based in South Dakota.

Dr. Robert Quartermain, Co-Chair, Director, and CEO of Dakota Gold stated, "I am pleased to announce today that Jack Henris will be joining Dakota Gold as its President and COO to guide Richmond Hill through Feasibility Study, permitting and into construction. Jack has extensive experience at both heap leach and underground gold operations, from permitting through production, bringing skillsets germane to our current stage of development. The fact that Jack has worked at the Homestake Mine and with many of our current management team, and lives in Spearfish, South Dakota, is valuable at this stage of the Company's development. In addition, Todd Kenner and Kevin Puil will be joining Dakota Gold as new independent directors, strengthening our Board." Dr. Quartermain continued, "Dakota Gold exists because of the initial efforts of Jerry Aberle. His long professional career in the Homestake District allowed him, as a founder of the Company, to assemble an impressive land package with significant gold potential. Jerry's decision to retire as COO now allows Jack to continue to build on the efforts of Jerry and the team he has put together. I want to thank Jerry and acknowledge his contribution to Dakota Gold on behalf of shareholders. We look forward to his continued contribution as a member of the Board."

Mr. Aberle, Director of Dakota Gold commented, "The building of Dakota Gold has been the highlight of my career. Being in a position to assemble the land package and the team of people that has so successfully executed our programs these past three years has allowed us to create exceptional value for shareholders. Our discovery of the Homestake iron-formation-hosted gold system on our Maitland Gold Project validates our thesis that the Homestake Mine is repeatable. With our focus on the nearer-term production opportunity at Richmond Hill, I am pleased that Jack Henris has joined the Company as President and COO. His heap leach experience and familiarity with the Homestake Mine are great assets to the Company as we advance to production. Dakota Gold is in a great position, poised for success. I look forward as a Board member and major shareholder to support Jack in the coming chapters of Dakota Gold's story."

Jack Henris commented, "I am excited to return to the Homestake District where I started my career. My experience in permitting and operating heap leach gold operations for Barrick and Newmont will inform Dakota Gold's strategy as we advance Richmond Hill. Working at the Homestake Mine open pit gives me the experience required to guide activities at our Maitland project area. Having worked with Jerry Aberle, I am enthused to build on the project platform that he has assembled for the Company."

Dr. Stephen O'Rourke, Co-Chair, Director, and Managing Director of Dakota Gold stated, "We are pleased to be able to strengthen our Board with the addition of Todd Kenner and Kevin Puil. In his role as CEO of RESPEC, Todd grew the company based in Rapid City, South Dakota from a revenue of $14 million in 2009 to $142 million in 2024. Todd's broad engineering experience will be invaluable as we advance Richmond Hill along its development trajectory. A native of South Dakota, Todd brings a local lens and relationships which will be important as we develop Richmond Hill and continue to advance our Maitland Gold Project and other project opportunities in the Homestake District." Dr. O'Rourke continued, "Kevin Puil has over 25 years as a portfolio manager in resource development opportunities. This is an important perspective for the Company as we seek to access funding needed to put Richmond Hill in production. Kevin's capital markets experience will reinforce the skillsets of the Board. I wish to acknowledge the support that Amy Koenig has provided to the Board over the last 3 years since joining Dakota Gold. We are pleased that Amy will join our management team as SVP Chief Legal Officer and Corporate Secretary. Amy's experience with Black Hills Corporation, South Dakota's other NYSE listed company, will be valuable as we advance Richmond Hill to production. With Todd joining our Board we have 3 directors who live in South Dakota and Dakota Gold benefits from the local perspective we bring to the Company. The addition of Jack Henris as COO and President, concurrent with our Board expansion, ensures the Company has the bandwidth and skillsets necessary to deliver on our many gold opportunities in the Homestake District. "

Biographies

Jack Henris, President and Chief Operating Officer (COO)

Mr. Henris has more than 35 years of experience in the mining industry and is a graduate of the South Dakota School of Mines and Technology with a Bachelor's Degree in Geological Engineering.  Prior to joining Dakota Gold, Mr. Henris was Chief Operating Officer for Hycroft Mining in Winnemucca, Nevada.  In addition, his mining experience includes General Manager, Mine Manager and Chief Mine Engineer roles with Newmont Mining in Northeastern Nevada and Colorado for twelve years, Senior Mining Consultant with Stantec in Chandler, Arizona and Vice President of Mining and Geotechnical for Goldcorp in Vancouver, British Columbia, Canada. Prior to that, Mr. Henris worked for Barrick in Northeastern Nevada at the Goldstrike Mine for nine years advancing through senior operational and technical roles. During his time at both Newmont and Barrick Mr. Henris gained design and operational experience with open pit oxide heap leach developments. Also, Mr. Henris worked for Homestake Mining Company for eight years including five years at the Open Cut in Lead, South Dakota and additional exploration and technical roles in Nevada and South Dakota.

Todd Kenner, Independent Director

Mr. Kenner has more than 40 years of experience in engineering design and business management.

Most recently Todd served as President and CEO of RESPEC from 2009 to 2024. RESPEC is headquartered in Rapid City, South Dakota, and during his 15 years with the company, he led strategic expansion leveraging the company's nationally recognized technical expertise in rock mechanics. During his tenure, RESPEC has grown from annual revenues of $14M to $142M and the geographic presence of two to 28 offices and two international locations, with a total of 650 professionals. Mr. Kenner's public service experience has included board leadership with the American Council of Engineering Companies (ACEC), the Nevada State Board of Professional Engineers and Land Surveyors, and the Center for Alumni Relations and Advancement (CARA).  Currently, he serves on Elevate Rapid City Board of Directors and Executive Committee and on the Board of Directors for the Community Health Center of the Black Hills.

Kevin Puil, Independent Director

Mr. Puil is the Managing Partner of RIVI Capital LLC, a private equity firm specializing in precious metals. With over 25 years of experience in the resource investment sector, he brings a wealth of expertise as a former fund manager and investment analyst. Throughout his career, Mr. Puil has held senior roles at several notable firms. At Bolder Investment Partners (now Haywood Securities), he was a Partner and Portfolio Manager, and later, he held the position of Senior Analyst of natural resources at the Encompass Fund. In addition to his investment acumen, Mr. Puil has significant experience in corporate governance, having served as an independent director for multiple mining companies. He holds a degree in Economics from the University of Victoria in British Columbia and is a Chartered Financial Analyst (CFA) Charterholder.

Amy Koenig, Senior Vice President Chief Legal Officer and Corporate Secretary

Ms. Koenig most recently served as Vice President - Governance, Corporate Secretary and Deputy General Counsel for Black Hills Corporation (NYSE: BKH), an electric and gas utility company headquartered in Rapid City, South Dakota. Ms. Koenig is a Certified Corporate Governance Professional. Prior to joining Black Hills Corporation in 2013, Ms. Koenig spent ten years in private practice as a litigator with Gunderson, Palmer, Nelson & Ashmore, LLP. Ms. Koenig holds a Juris Doctorate from the University of South Dakota School of Law. Before beginning her legal career, Ms. Koenig held various engineering roles of increasing responsibility in both the chemical and computer industries and holds a Bachelor of Science in chemical engineering from the South Dakota School of Mines & Technology. Ms. Koenig is a member of the American Association of University Women and currently serves as the Vice Chair of the Board for the Children's Home Society of South Dakota.

"I am excited about the additions to Dakota Gold's senior leadership team and Board. The quality of our projects has been able to attract senior resource professionals who will be instrumental in our future success" concluded Dr. Quartermain.

About Dakota Gold Corp.

Dakota Gold is expanding the legacy of the 145-year-old Homestake Gold Mining District by advancing the Richmond Hill Oxide Heap Leach Gold Project to commercial production, and outlining a high-grade underground gold resource at the Maitland Gold Project, both located on private land in South Dakota.

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Shareholder and Investor Inquiries

For more information, please contact:

Dr. Robert Quartermain

Co-Chair, Director, President and Chief Executive Officer

Tel: +1 778-655-9638

Dr. Stephen O'Rourke

Co-Chair, Director and Managing Director

Tel: +1 605-717-2540

Carling Gaze

VP of Investor Relations and Corporate Communications

Tel: +1 605-679-7429

Email: info@dakotagoldcorp.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words "plan," "target," "anticipate," "believe," "estimate," "intend," "potential," "will" and "expect" and similar expressions are intended to identify such forward-looking statements. Any express or implied statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation: our expectations regarding additional drilling and modeling; our expectations for the improvement and growth of the mineral resources and potential for conversion of mineral resources into reserves; the timing for the S-K 1300 Initial Assessment with cash flow analysis, completion of a feasibility study, and/or permitting; our expectations regarding free cash flow and future financing, and our overall expectation for the possibility of near-term production at the Richmond Hill project. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others: the execution and timing of our planned exploration activities; our use and evaluation of historic data; our ability to achieve our strategic goals; the state of the economy and financial markets generally and the effect on our industry; and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by annual, quarterly and current reports that we file with the SEC, which are available at www.sec.gov. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. We do not give any assurance that we will achieve our expectations.